CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated December 23, 1997, on the statements of assets and liabilities of Lake Shore Equity Fund and Lake Shore Balanced Fund, both series of Lake Shore Family of Funds, referred to in Pre-Effective Amendment No.1 to the Registration Statement on Form N-1A of Lake Shore Family of Funds, file No. 333-37541, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Statement of Additional Information under the caption "Auditors."

                                             /s/ Joseph Decosimo and Company
                                             --------------------------------
                                             JOSEPH DECOSIMO AND COMPANY, PLL

Cincinnati, Ohio
December 30, 1997